Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	David Gable	Dean W. Dimke
	Executive Vice-President, CFO	Director of Corporate and
	davidgable@kemet.com	Marketing Communication
	864-963-6484	deandimke@kemet.com
864-228-4448

KEMET Announces Resignation of EVP/CFO

GREENVILLE, S.C. (April 24, 2008) — KEMET Corporation (NYSE:KEM) announced today that David Gable, Executive Vice President & Chief Financial Officer, is resigning from the Corporation to pursue other interests.  Gable joined KEMET in 1998 as Corporate Controller and was promoted to Chief Financial Officer in 2003.

While a search for his successor will be initiated immediately, Gable has agreed to remain with the Company until that search has been concluded to ensure an orderly transition occurs and to finalize all fiscal year-end reporting activities.

“I want to thank David for his contributions to the business over the years,” stated Per Loof, KEMET Chief Executive Officer. “I wish him well in his future endeavors.”

KEMET Corporation applies world-class service and quality to deliver industry-leading, high-performance capacitance solutions to its customers around the world. KEMET offers the world’s most complete line of surface-mount and through-hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. KEMET’s common stock is listed on The New York Stock Exchange under the symbol KEM. Additional information about KEMET can be found at http://www.kemet.com.

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